Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127626, 333-157726, 333-176247, 333-181430, 333-204092, and 333-231643) of ACCO Brands Corporation of our report dated December 3, 2020, relating to the financial statements of the Consumer Products Division (A Carved-Out Business of Bensussen Deutsch & Associates Holdings, LLC), appearing in this Current Report on Form 8-K/A of ACCO Brands Corporation.

/s/ Moss Adams LLP

Seattle, Washington
February 15, 2021